Exhibit 99.1

News Release

Owens Corning Announces Senior Note Offering and Commencement of Cash Tender Offers for Certain of its Outstanding Notes for an Aggregate Purchase Price of up to $300 Million

TOLEDO, Ohio – November 4, 2014– Owens Corning (NYSE: OC) today announced that it is offering to sell, subject to market and other conditions, a new series of its unsecured senior notes in an underwritten public offering under its effective shelf registration statement (the “Senior Notes Offering”). Owens Corning intends to use the net proceeds of the Senior Notes Offering, plus cash on hand, if required, to fund the repurchase of its 9.000% Senior Notes due 2019 (the “2019 Notes”) and its 6.500% Senior Notes due 2016 (the “2016 Notes,” and together with the 2019 Notes, the “Outstanding Notes”) for an aggregate purchase price (including the premium but excluding accrued and unpaid interest) of up to $300 million (the “Maximum Cap”) in cash tender offers it commenced today (the “Tender Offers”). The amount of Outstanding Notes that are purchased in the Tender Offers will be based on the Maximum Cap and, in the case of the 2019 Notes, the series cap set out in the table below. Any remaining net proceeds not used to purchase the Outstanding Notes in the Tender Offers will be used for general corporate purposes, including the repayment of debt.

The Tender Offers are described in the Offer to Purchase, dated November 4, 2014 (the “Offer to Purchase”), which sets forth a complete description of the terms and conditions of the Tender Offers, and the related Letter of Transmittal. Holders of Outstanding Notes are urged to read the Offer to Purchase and Letter of Transmittal carefully before making any decision with respect to the Tender Offers.

The following table summarizes terms material to the determination of the consideration to be received in the Tender Offers:

CUSIP Number	Title of Security	Aggregate Principal Amount Outstanding	Series Cap (Aggregate Purchase Price)	Reference Treasury Security	Bloomberg Reference Page	Fixed Spread (bps)	Hypothetical Total Tender Offer Consideration (2)(3)	Early Tender Premium (3)
690742AC5	9.000% Senior Notes due 2019	$250,001,000	$130,000,000	1.50% U.S. Treasury Notes due 10/31/2019	FIT1	+ 190 bps	$1,228.53	$50.00
690742AA9	6.500% Senior Notes due 2016	$400,000,000	(1)	0.375% U.S. Treasury Notes due 10/31/2016	FIT1	+ 30 bps	$1,114.28	$50.00

(1)	The Series Cap applicable to and referred to in respect of the 2016 Notes equals the Maximum Cap minus the aggregate purchase price (including the applicable premium but excluding accrued and unpaid interest) for 2019 Notes purchased pursuant to the Tender Offers.
(2)	Includes the applicable Early Tender Premium per $1,000 principal amount of Outstanding Notes (the “Early Tender Premium”) as set forth in this table and is based on the reference yield of the Reference Treasury Security (as set forth above) as of 2:00 p.m., New York City time, on November 3, 2014 and an expected Early Settlement Date (as defined in the Offer to Purchase) of November 19, 2014.
(3)	Per $1,000 principal amount of Outstanding Notes validly tendered and accepted.

The Tender Offers will expire at 12:00 midnight, New York City time, at the end of the day on December 3, 2014 unless extended or earlier terminated with respect to either or both series of Outstanding Notes (such date and time, as the same may be extended, the “Expiration Time”).

Holders who properly tender and do not withdraw their Outstanding Notes at or prior to 5:00 p.m., New York City time, on November 18, 2014, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Time”), will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes the applicable Early Tender Premium as set forth in the table above. The applicable Total Consideration for each $1,000 principal amount of Outstanding Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable fixed spread over the bid-side yield of the applicable reference security, calculated as of 2:00 p.m., New York City time, on November 18, 2014. Holders of Outstanding Notes who validly tender and do not withdraw their Outstanding Notes after the Early Tender Time and at or prior to the Expiration Time will be eligible to receive only the applicable Late Tender Offer Consideration, which is equal to the applicable Total Tender Offer Consideration minus the applicable Early Tender Premium.

Holders may withdraw their tenders at any time at or prior to 5:00 p.m., New York City time on November 18, 2014, unless extended.

For Outstanding Notes tendered at or prior to the Early Tender Time, not subsequently validly withdrawn and accepted for payment, Owens Corning has the option for settlement to occur on the Early Settlement Date (as defined in the Offer to Purchase), which is expected to be the first business day following the Early Tender Time. Settlement for Outstanding Notes tendered after the Early Tender Time, but at or prior to the Expiration Time, is expected to occur on the first business day following the Expiration Time, unless extended.

In addition, all Outstanding Notes accepted for payment will be entitled to receipt of accrued and unpaid interest in respect of such Outstanding Notes from the last interest payment date to, but excluding, the applicable settlement date.

Consummation of the Tender Offers, and payment for the tendered Outstanding Notes, is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the condition that Owens Corning has completed the Senior Notes Offering, as well as other customary conditions. Subject to applicable law, Owens Corning has reserved the absolute right, in its sole discretion, to at any time (i) waive any and all conditions to either or both of the Tender Offers, (ii) extend, terminate or withdraw either or both of the Tender Offers or (iii) otherwise amend either or both of the Tender Offers in any respect.

Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as dealer managers for the Tender Offers. The tender and information agent for the Tender Offers is D.F. King & Co., Inc.

Requests for documentation for the Tender Offers should be directed to D.F. King & Co., Inc. at (866) 416-0552 (U.S. toll-free) or (212) 269-5550 (banks and brokers). Questions regarding the Tender Offers should be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 357-1452 (collect), J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect) or Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect).

Goldman, Sachs & Co., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers for the Senior Notes Offering.

A registration statement relating to the senior notes being offered has been filed with the Securities and Exchange Commission and has become effective. The Senior Notes Offering may be made only by means of a prospectus supplement and the accompanying prospectus. When available, a copy of the preliminary prospectus supplement and accompanying prospectus related to the Senior Notes Offering may be obtained from Goldman, Sachs & Co. at 200 West Street, New York, NY 10282, Attn: Prospectus Department, 201-793-5170 (telephone), 212-902-9316 (facsimile) or by emailing prospectus-ny@ny.email.gs.com, J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk-3rd floor, (212) 834-6081 (facsimile), or Wells Fargo Securities, LLC, at 608 2nd Avenue, South Minneapolis, MN 55402, Attention: WFS Customer Service, calling toll-free: 800-645-3751 or emailing: WFSCustomerService@Wellsfargo.com. Alternatively, you may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at http://www.sec.gov/. Before you invest, you should read the prospectus supplement related to the Senior Notes Offering, the accompanying prospectus and other documents incorporated by reference in the prospectus supplement and the accompanying prospectus for more complete information about the Senior Notes Offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Tender Offers are made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. In any jurisdiction in which the securities or “blue sky” laws require offers to be made by a licensed broker or dealer, any offer will be deemed to be made on behalf of Owens Corning by a dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. None of Owens Corning, the dealer managers or the tender and information agent makes any recommendations as to whether holders should tender their Outstanding Notes pursuant to the Tender Offers.

About Owens Corning

Owens Corning (NYSE: OC) is a leading global producer of glass fiber reinforcements and other materials for composites and of residential and commercial building materials. A Fortune ® 500 Company for 60 consecutive years and in business for more than 75 years, Owens Corning is a market-leading innovator of glass-fiber technology with sales of $5.3 billion in 2013 and about 15,000 employees in 27 countries.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial construction activity; competitive factors; levels of global industrial production; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; availability and cost of credit; our level of indebtedness; weather conditions; pricing factors; labor disputes and litigation; availability and cost of energy and raw materials; difficulties in managing production capacity; issues involving implementation and protection of information technology systems; international economic and political conditions, including new legislation or other governmental actions; our ability to utilize our net operating loss carry-forwards; research and development activities; foreign exchange and commodity price fluctuations; interest rate movements; issues related to acquisitions, divestitures and joint ventures; uninsured losses; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of the date of its release, and is subject to change. The company does not undertake any obligation to update or revise forward-looking statements other than as required by applicable securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.